T. Rowe Price International Funds, Inc. N-14

Exhibit 11

January 27, 2026

T. Rowe Price International Funds, Inc.
1307 Point Street
Baltimore, Maryland 21231

Ladies and Gentlemen:

I am counsel to T. Rowe Price Associates, Inc., which serves as sponsor and investment adviser of the T. Rowe Price New Asia Fund (the “Acquiring Fund”), a separate series of T. Rowe Price International Funds, Inc., a Maryland corporation. As such, I am familiar with the proposed reorganization of the T. Rowe Price Asia Opportunities Fund (the “Acquired Fund”), a separate series of T. Rowe Price International Funds, Inc., a Maryland corporation, into the Investor Class and I Class of the Acquiring Fund. This opinion is furnished in connection with the Acquiring Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to Investor Class and I Class shares of beneficial interest, par value $1.00 per share, of the Acquiring Fund (the “Corresponding Shares”), to be issued in connection with the reorganization.

I am of the opinion that, subsequent to the approval by the Acquiring Fund’s and Acquired Fund’s Board of Directors of the reorganization in the manner set forth in the information statement and prospectus constituting a part of the Registration Statement (the “Combined Information Statement and Prospectus”), the Corresponding Shares, upon issuance in the manner referred to in the Registration Statement, for consideration, will be legally issued, fully paid and non-assessable shares of the Investor Class and I Class of the Acquiring Fund.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Combined Information Statement and Prospectus constituting a part thereof.

Very truly yours,

/s/ Brian R. Poole
Brian R. Poole
Managing Legal Counsel and Vice President
T. Rowe Price Associates, Inc.

January 27, 2026

T. Rowe Price International Funds, Inc.
1307 Point Street
Baltimore, Maryland 21231

Ladies and Gentlemen:

I am counsel to T. Rowe Price Associates, Inc., which serves as sponsor and investment adviser of the T. Rowe Price Overseas Stock Fund (the “Acquiring Fund”), a separate series of T. Rowe Price International Funds, Inc., a Maryland corporation. As such, I am familiar with the proposed reorganization of the T. Rowe Price International Disciplined Equity Fund (the “Acquired Fund”), a separate series of T. Rowe Price International Funds, Inc., a Maryland corporation, into the Investor Class and I Class of the Acquiring Fund. This opinion is furnished in connection with the Acquiring Fund’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to Investor Class and I Class shares of beneficial interest, par value $1.00 per share, of the Acquiring Fund (the “Corresponding Shares”), to be issued in connection with the reorganization.

I am of the opinion that, subsequent to the approval by the Acquiring Fund’s and Acquired Fund’s Board of Directors of the reorganization in the manner set forth in the information statement and prospectus constituting a part of the Registration Statement (the “Combined Information Statement and Prospectus”), the Corresponding Shares, upon issuance in the manner referred to in the Registration Statement, for consideration, will be legally issued, fully paid and non-assessable shares of the Investor Class and I Class of the Acquiring Fund.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Combined Information Statement and Prospectus constituting a part thereof.

Very truly yours,

/s/ Brian R. Poole
Brian R. Poole
Managing Legal Counsel and Vice President
T. Rowe Price Associates, Inc.